Exhibit 99.1

Contact:

MicroStrategy Incorporated

Investor Relations

ir@microstrategy.com

(703) 848-8600

MicroStrategy Announces

Second Quarter 2012 Financial Results

Diluted Earnings Per Share of $0.65

TYSONS CORNER, Va., July 30, 2012 - MicroStrategy® Incorporated (Nasdaq: MSTR), a leading global provider of business intelligence (BI) software, today announced financial results for the three-month period ended June 30, 2012 (the second quarter of its 2012 fiscal year).

Second quarter 2012 revenues were $141.8 million versus $138.2 million for the second quarter of 2011, a 3% increase. Product licenses revenues for the second quarter of 2012 were $31.9 million versus $33.4 million for the second quarter of 2011, a 5% decrease. Product support and other services revenues for MicroStrategy’s core BI business for the second quarter of 2012 were $103.4 million versus $98.7 million for the second quarter of 2011, a 5% increase.

Operating expenses for the second quarter of 2012 were $95.7 million versus $100.1 million for the second quarter of 2011, a 4% decrease. The decrease in operating expenses was primarily driven by a reduction in sales and marketing expense. In addition, during the second quarter of 2012, MicroStrategy capitalized $5.1 million in costs associated with the development of its MicroStrategy 9.3 software versus $1.7 million in costs capitalized during the second quarter of 2011 associated with the development of its MicroStrategy 9.2.1 software.

Net income for the second quarter of 2012 was $7.3 million, or $0.65 per share on a diluted basis, compared to $2.9 million, or $0.26 per share on a diluted basis, for the second quarter of 2011.

As of June 30, 2012, MicroStrategy had cash and cash equivalents of $195.5 million versus $199.6 million as of December 31, 2011, a decrease of $4.1 million. As of June 30, 2012, MicroStrategy had 8,706,545 shares of class A common stock and 2,227,327 shares of class B common stock outstanding.

Innovations in Business Intelligence, Mobile Applications, Cloud-based BI, and Social Intelligence Technologies Continue to Set the Agenda for MicroStrategy

In the second quarter of 2012, MicroStrategy worked to provide visionary thought leadership, innovative new products, and superior service to its customers as they grappled with the challenges and opportunities posed by Big Data, Mobile Applications, Cloud-based BI, and Social Intelligence. In the second quarter, MicroStrategy unveiled the following new technologies:

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MicroStrategy announced that it released a new version of MicroStrategy Mobile™ that delivers enhanced integration with Apple’s AirPlay® feature. This new capability extends MicroStrategy Mobile wirelessly onto conference room screens, encouraging spontaneous conversations rather than static slide presentations. When MicroStrategy Mobile users “mirror” their business apps onto screens, the device becomes a data remote-control, letting the user discuss the data on the screen while controlling it wirelessly from an Apple device. For more information, view the product feature video: www.microstrategy.com/bettermeetings.

•

MicroStrategy announced the worldwide availability of Usher™ 1.1, a free event management app linked to Facebook events and groups. Users can download the app by going to http://www.usher.com and clicking on the link to Apple’s App Store™. A user with the Usher app deployed on the user’s iPhone can easily manage an event from beginning to end and invite guests from the user’s Facebook network.

Gartner Gives MicroStrategy an “Outstanding” Product Viability Rating in its 2012 “Critical Capabilities for Mobile BI” report

MicroStrategy announced that it had received an “Outstanding” product viability rating by Gartner in its “Critical Capabilities for Mobile BI” report, published April 10, 2012. According to Gartner, “Mobile business intelligence is growing fast in the corporate landscape, with many companies piloting or planning deployment initiatives. This research will help BI leaders understand the disparate capabilities available in the market and facilitate the selection of a mobile BI solution.” A copy of the Gartner report is available, compliments of MicroStrategy, at www.microstrategy.com/mobile/analyst-reviews.

MicroStrategy Unveils Innovations in Business Intelligence at MicroStrategy World 2012 Amsterdam

In July 2012, MicroStrategy unveiled innovations in business intelligence at MicroStrategy World 2012 Amsterdam, the Company’s global conference. The conference, which brought together some of the world’s foremost technology visionaries, featured the latest advances in self-service business intelligence and hosted the worldwide launch of “The Mobile Wave,” a book authored by MicroStrategy Chairman and CEO Michael Saylor and published June 26, 2012 by Perseus Books.

At MicroStrategy World Amsterdam, the Company unveiled MicroStrategy 9.3™, the latest version of its core business intelligence platform. MicroStrategy 9.3, which is expected to be generally available in Q3 2012, contains powerful new capabilities that enhance MicroStrategy Visual Insight for data exploration and dashboard creation, allow businesses to gain insights from Big Data, and incorporate advanced analytics from “R” — an open source programming language for statistical computing. MicroStrategy 9.3 empowers business people by providing them with the information they need to make better decisions and be consistently more productive.

Also at MicroStrategy World Amsterdam, MicroStrategy announced the beta release of MicroStrategy Cloud Express™, a SaaS-based BI solution that enables anyone – regardless of organizational size or technical skill – to automate publication of personalized, pixel-perfect reports and dashboards to any size group. The addition of MicroStrategy Cloud Express adds a new service level to the MicroStrategy Cloud™, which first became available in 2011 with Personal and Platform service options.

In addition, the Company announced the availability of MicroStrategy Wisdom Professional™ at MicroStrategy World Amsterdam. MicroStrategy Wisdom Professional is an analytical application that can explore a wide spectrum of data contained in Facebook about consumers, including their demographics, interests, activities, and preferences. MicroStrategy Wisdom Professional provides businesses with unique intelligence on the demographics, interests, and social graph of more than 12 million anonymous Facebook users. Businesses using MicroStrategy Wisdom Professional can uncover details about their fans as well as those of their competitors. To sign up for a one-month free trial of MicroStrategy Wisdom Professional, visit: www.microstrategy.com/wisdompro/.

In July 2012, MicroStrategy also held its second annual Social Media iCommerce Summit (SMICS) at Amsterdam’s RAI International Convention Center, running adjacent to MicroStrategy World 2012 Amsterdam. SMICS attendees were able to learn about innovative technologies from MicroStrategy in Social Intelligence and hear the views and experiences of industry luminaries at the cutting-edge of social media monetization. Digital strategists shared their perspectives on the future of social media and commerce, with a focus on how companies can best compete for consumer attention and relevance.

MicroStrategy Signs Multi-Year Global Brand Ambassador Partnership with Young Golfing Sensation Patrick Cantlay

Also in the second quarter of 2012, MicroStrategy announced that 20 year-old Patrick Cantlay, the world’s #1 ranked amateur golfer when he turned professional in mid-June 2012, became MicroStrategy’s first Global Brand Ambassador. Under the terms of the multi-year marketing partnership, Cantlay will represent MicroStrategy in a wide range of marketing and customer activities, and will wear MicroStrategy logos in premier locations on the front of his headwear and apparel during all professional tournament play and appearances.

Examples of Customer Deals from Q2 2012

Buenos Aires Department of the Treasury

The Buenos Aires Department of the Treasury (Ministerio de Hacienda de la Ciudad de Buenos Aires) has recently chosen to expand its deployment of the MicroStrategy Business Intelligence Platform™. The municipal department has been working with MicroStrategy to oversee the collection of revenues from various sources, including taxes, licenses, fees, and permits, which pay for numerous essential municipal services to Buenos Aires residents and businesses. The Department of the Treasury will integrate MicroStrategy with Sysphera’s Enterprise Management Suite to develop Web-based budgeting, planning, and forecasting processes that replace manual spreadsheet consolidations and also provide its user community with the reporting and analytical capabilities needed to deliver budget plans to the Buenos Aires City Congress.

Chipotle Mexican Grill

Chipotle Mexican Grill, Inc. (NYSE: CMG), the national chain of burrito restaurants known for serving Food With Integrity, has selected MicroStrategy as its enterprise BI solution. Chipotle plans to deploy the MicroStrategy Business Intelligence Platform to its over 1,250 US-based restaurant locations and to its corporate staff of 500 users. Representative user groups will include Finance, Field Controllers, Marketing, Operations, Human Resources, Restaurant Management, and Field Management. Once deployed, Chipotle will use the platform to analyze and provide its field leaders with easy access to key performance metrics such as throughput, daily sales trends, and the impact of marketing campaigns. After an evaluation of other business intelligence products, Chipotle chose MicroStrategy for its platform’s ease-of-use, BI self-service approach, scalability, low total cost of ownership, and strong mobile BI offering. Chipotle also cited its strong business relationship with MicroStrategy as a key factor in their selection.

MassDiscounters (Game & Dion Wired)

Masstores, with headquarters in Durban, South Africa, is the second-largest distributor of consumer goods in Africa. Masstores has chosen to expand its MicroStrategy deployment to its employees in Finance, Marketing, Supply Chain, Merchandising, Logistics, and Store Operations. While MicroStrategy-based dashboards will provide high-level analytical insight to company executives, its operational reports will allow store managers and analysts to analyze company performance. MicroStrategy Visual Insight will empower Masstores’ employees to quickly and easily spot outliers, discover patterns, and uncover problem areas in the data using compelling visualizations. Masstores has chosen MicroStrategy for its powerful visualization capabilities, ease of use, and integrated business intelligence platform.

Novation

Novation is the leading health care supply chain expertise and contracting company for the more than 65,000 members of VHA Inc. and UHC, two national health care alliances, Children’s Hospital Association, an alliance of the nation’s leading pediatric facilities, and Provista, LLC. Novation chose to expand its MicroStrategy deployment to provide its alliance members with powerful new visualization capabilities. With MicroStrategy Visual Insight, executives, purchasing analysts, and buyers are able to build their own dashboards without help from IT to answer their business questions in minutes. Novation cited MicroStrategy’s ease-of-use, speed, superior visualizations, scalability to handle big data, and analytical reporting capabilities as reasons for its continued deployment of MicroStrategy’s business intelligence platform.

About MicroStrategy Incorporated

Founded in 1989, MicroStrategy is a leading global provider of enterprise software platforms for business intelligence (BI), mobile intelligence, and social intelligence applications. MicroStrategy’s BI platform enables leading organizations worldwide to analyze the vast amounts of data stored across their enterprises to make better business decisions. Companies choose MicroStrategy BI for its ease-of-use, sophisticated analytics, and superior data and user scalability. The MicroStrategy BI platform delivers actionable information to business users via the web and mobile devices. MicroStrategy’s mobile intelligence platform helps companies and organizations build, deploy, and maintain mobile apps across a range of solutions by embedding intelligence, transactions, and multimedia into apps. MicroStrategy’s social intelligence platform includes a number of applications that help enterprises harness the power of social networks for marketing and e-commerce, as well as a suite of free consumer friendly apps that use MicroStrategy’s enterprise technologies. MicroStrategy’s social intelligence platform helps companies leverage the value of social networks to better understand and engage their customers and fans. The MicroStrategy Cloud offering combines MicroStrategy and third-party software, hardware, and services to enable rapid, cost-effective development of hosted BI, mobile, and social applications. To learn more about MicroStrategy (Nasdaq: MSTR), visit www.microstrategy.com and follow us on Facebook (http://www.facebook.com/microstrategy) and Twitter (http://www.twitter.com/microstrategy).

MicroStrategy, MicroStrategy Business Intelligence Platform, MicroStrategy 9.3, MicroStrategy Cloud, MicroStrategy Cloud Express, MicroStrategy Mobile, MicroStrategy Wisdom Professional, and Usher are either trademarks or registered trademarks of MicroStrategy Incorporated in the United States and certain other countries. Other product and company names mentioned herein may be the trademarks of their respective owners.

This press release may include statements that may constitute “forward-looking statements,” including estimates of future business prospects or financial results and statements containing the words “believe,” “estimate,” “project,” “expect,” or similar expressions. Forward-looking statements inherently involve risks and uncertainties that could cause actual results of MicroStrategy Incorporated and its subsidiaries (collectively, the “Company”) to differ materially from the forward-looking statements. Factors that could contribute to such differences include: the extent and timing of market acceptance of MicroStrategy’s new offerings, including MicroStrategy 9.3, MicroStrategy Cloud Express, and MicroStrategy Wisdom Professional; the Company’s ability to recognize revenue or deferred revenue through delivery of products or satisfactory performance of services; continued acceptance of the Company’s other products in the marketplace; the timing of significant orders; delays in the Company’s ability to develop or ship new products; competitive factors; general economic conditions, including significant downturns in industries, including the financial services and retail industries, in which we have a significant number of customers; currency fluctuations; and other risks detailed in the Company’s registration statements and periodic reports filed with the Securities and Exchange Commission. By making these forward-looking statements, the Company undertakes no obligation to update these statements for revisions or changes after the date of this release.

MICROSTRATEGY INCORPORATED

CONSOLIDATED STATEMENTS OF OPERATIONS

(in thousands, except per share data)

	Three Months Ended June 30,		Six Months Ended June 30,
	2012	2011	2012	2011
	(unaudited)	(unaudited)	(unaudited)	(unaudited)
Revenues
Product licenses	$31,890	$33,430	$69,343	$60,810
Product support and other services	109,948	104,721	217,580	199,370

Total revenues	141,838	138,151	286,923	260,180

Cost of revenues
Product licenses	982	2,322	3,128	4,230
Product support and other services	35,654	32,221	72,497	63,474

Total cost of revenues	36,636	34,543	75,625	67,704

Gross profit	105,202	103,608	211,298	192,476

Operating expenses
Sales and marketing	51,117	60,942	108,546	112,453
Research and development	20,657	16,874	44,392	29,872
General and administrative	23,939	22,319	48,413	45,600

Total operating expenses	95,713	100,135	201,351	187,925

Income from operations before financing and other income and income taxes	9,489	3,473	9,947	4,551

Financing and other income (expense)
Interest income, net	35	39	50	121
Other income (expense), net	1,011	(316)	851	(947)

Total financing and other income (expense)	1,046	(277)	901	(826)

Income from operations before income taxes	10,535	3,196	10,848	3,725
Provision (benefit) for income taxes	3,264	311	3,305	(294)

Net income	$7,271	$2,885	$7,543	$4,019

Basic earnings per share (1)	$0.67	$0.27	$0.70	$0.38

Weighted average shares outstanding used in computing basic earnings per share	10,875	10,709	10,841	10,690

Diluted earnings per share (1)	$0.65	$0.26	$0.68	$0.36

Weighted average shares outstanding used in computing diluted earnings per share	11,121	11,068	11,107	11,056

(1)	Basic and fully diluted earnings per share for class A and class B common stock are the same.

MICROSTRATEGY INCORPORATED

CONSOLIDATED STATEMENTS OF OPERATIONS

(in thousands, except per share data)

(unaudited)

	Core BI Business		Angel.com		Consolidated
	Three Months Ended June 30,		Three Months Ended June 30,		Three Months Ended June 30,
	2012	2011	2012	2011	2012	2011

Revenues
Product licenses	$31,890	$33,430	$—	$—	$31,890	$33,430
Product support and other services	103,434	98,717	—	—	103,434	98,717
Angel.com services	—	—	6,514	6,004	6,514	6,004

Total revenues	135,324	132,147	6,514	6,004	141,838	138,151

Cost of revenues
Product licenses	982	2,322	—	—	982	2,322
Product support and other services	33,078	29,409	—	—	33,078	29,409
Angel.com services	—	—	2,576	2,812	2,576	2,812

Total cost of revenues	34,060	31,731	2,576	2,812	36,636	34,543

Gross profit	101,264	100,416	3,938	3,192	105,202	103,608

Operating expenses
Sales and marketing	48,693	57,807	2,424	3,135	51,117	60,942
Research and development	19,017	15,779	1,640	1,095	20,657	16,874
General and administrative	23,067	21,617	872	702	23,939	22,319

Total operating expenses	90,777	95,203	4,936	4,932	95,713	100,135

Income (loss) from operations before financing and other income and income taxes	10,487	5,213	(998)	(1,740)	9,489	3,473

Financing and other income (expense)
Interest income (expense), net	37	39	(2)	—	35	39
Other income (expense), net	1,000	(277)	11	(39)	1,011	(316)

Total financing and other income (expense)	1,037	(238)	9	(39)	1,046	(277)

Income (loss) from operations before income taxes	$11,524	$4,975	$(989)	$(1,779)	$10,535	$3,196
Provision for income taxes					3,264	311

Net income					$7,271	$2,885

Basic earnings per share					$0.67	$0.27

Weighted average shares outstanding used in computing basic earnings per share					10,875	10,709

Diluted earnings per share					$0.65	$0.26

Weighted average shares outstanding used in computing diluted earnings per share					11,121	11,068

MICROSTRATEGY INCORPORATED

CONSOLIDATED STATEMENTS OF OPERATIONS

(in thousands, except per share data)

(unaudited)

	Core BI Business		Angel.com		Consolidated
	Six Months Ended		Six Months Ended		Six Months Ended
	June 30,		June 30,		June 30,
	2012	2011	2012	2011	2012	2011

Revenues
Product licenses	$69,343	$60,810	$—	$—	$69,343	$60,810
Product support and other services	204,315	186,566	—	—	204,315	186,566
Angel.com services	—	—	13,265	12,804	13,265	12,804

Total revenues	273,658	247,376	13,265	12,804	286,923	260,180

Cost of revenues
Product licenses	3,128	4,230	—	—	3,128	4,230
Product support and other services	66,662	57,907	—	—	66,662	57,907
Angel.com services	—	—	5,835	5,567	5,835	5,567

Total cost of revenues	69,790	62,137	5,835	5,567	75,625	67,704

Gross profit	203,868	185,239	7,430	7,237	211,298	192,476

Operating expenses
Sales and marketing	103,834	106,382	4,712	6,071	108,546	112,453
Research and development	41,191	27,773	3,201	2,099	44,392	29,872
General and administrative	46,732	44,156	1,681	1,444	48,413	45,600

Total operating expenses	191,757	178,311	9,594	9,614	201,351	187,925

Income (loss) from operations before financing and other income and income taxes	12,111	6,928	(2,164)	(2,377)	9,947	4,551

Financing and other income (expense)
Interest income (expense), net	52	121	(2)	—	50	121
Other income (expense), net	876	(870)	(25)	(77)	851	(947)

Total financing and other income (expense)	928	(749)	(27)	(77)	901	(826)

Income (loss) from operations before income taxes	$13,039	$6,179	$(2,191)	$(2,454)	$10,848	$3,725
Provision (benefit) for income taxes					3,305	(294)

Net income					$7,543	$4,019

Basic earnings per share					$0.70	$0.38

Weighted average shares outstanding used in computing basic earnings per share					10,841	10,690

Diluted earnings per share					$0.68	$0.36

Weighted average shares outstanding used in computing diluted earnings per share					11,107	11,056

MICROSTRATEGY INCORPORATED

CONSOLIDATED BALANCE SHEETS

(in thousands, except per share data)

	June 30,	December 31,
	2012	2011*
	(unaudited)
Assets
Current assets
Cash and cash equivalents	$195,540	$199,634
Restricted cash and short-term investments	247	289
Accounts receivable, net	78,893	94,723
Prepaid expenses and other current assets	18,476	17,043
Deferred tax assets, net	21,740	31,516

Total current assets	314,896	343,205

Property and equipment, net	102,227	95,311
Capitalized software development costs, net	9,425	7,031
Deposits and other assets	5,038	5,306
Deferred tax assets, net	2,731	2,998

Total Assets	$434,317	$453,851

Liabilities and Stockholders’ Equity
Current liabilities
Accounts payable and accrued expenses	$31,816	$46,401
Accrued compensation and employee benefits	56,293	68,308
Deferred revenue and advance payments	105,523	103,199
Deferred tax liabilities	184	485

Total current liabilities	193,816	218,393

Deferred revenue and advance payments	10,361	10,841
Other long-term liabilities	44,329	45,141
Deferred tax liabilities	6,572	10,498

Total Liabilities	255,078	284,873

Stockholders’ Equity
Preferred stock undesignated, $0.001 par value; 5,000 shares authorized; no shares issued or outstanding	—	—
Class A common stock, $0.001 par value; 330,000 shares authorized;
15,112 shares issued and 8,707 shares outstanding, and 14,810 shares issued and 8,405 shares outstanding, respectively	15	15
Class B common stock, $0.001 par value; 165,000 shares authorized; 2,227 and 2,378 shares issued and outstanding, respectively	2	2
Additional paid-in capital	460,784	457,837
Treasury stock, at cost; 6,405 shares	(475,184)	(475,184)
Accumulated other comprehensive loss	(2,281)	(2,052)
Retained earnings	195,903	188,360

Total Stockholders' Equity	179,239	168,978

Total Liabilities and Stockholders' Equity	$434,317	$453,851

*	Derived from audited financial statements.

MICROSTRATEGY INCORPORATED

CONSOLIDATED STATEMENTS OF CASH FLOWS

(in thousands)

	Six Months Ended
	June 30,
	2012	2011
	(unaudited)	(unaudited)
Operating activities:
Net income	$7,543	$4,019
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	11,812	7,851
Bad debt expense	3,075	266
Deferred taxes	5,612	(2,852)
Excess tax benefits from share-based compensation arrangements	—	(1,854)
Changes in operating assets and liabilities:
Accounts receivable	12,071	13,149
Prepaid expenses and other current assets	(4,460)	5,043
Deposits and other assets	214	62
Accounts payable and accrued expenses	(6,897)	(2,106)
Accrued compensation and employee benefits	(11,523)	(9,799)
Deferred revenue and advance payments	3,200	11,831
Other long-term liabilities	(798)	5,856

Net cash provided by operating activities	19,849	31,466

Investing activities:
Purchases of property and equipment	(23,942)	(18,806)
Capitalized software development costs	(5,050)	(5,432)
Insurance proceeds	3,206	5,675
Decrease (increase) in restricted cash and investments	42	(167)

Net cash used in investing activities	(25,744)	(18,730)

Financing activities:
Proceeds from sale of class A common stock under exercise of employee stock options	2,947	1,554
Excess tax benefits from share-based compensation arrangements	—	1,854

Net cash provided by financing activities	2,947	3,408

Effect of foreign exchange rate changes on cash and cash equivalents	(1,146)	2,784

Net (decrease) increase in cash and cash equivalents	(4,094)	18,928
Cash and cash equivalents, beginning of period	199,634	174,097

Cash and cash equivalents, end of period	$195,540	$193,025